             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Stock Option Plan and the 2005 Equity Incentive Plan of Dover Saddlery, Inc. of our report dated March 28, 2006, with respect to the consolidated financial statements of Dover Saddlery, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

                                                      /s/ Ernst & Young LLP

Boston, Massachusetts
March 28, 2006